U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2005

Superior Oil and Gas Co.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	000-50173 (Commission File Number)	87-0537621 (IRS Employer I.D. Number)
14910 Northwest 36 Street
Yukon, OK 73099
405-350-0404
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2005 Superior Oil and Gas Co. ("Superior") entered into an agreement with an unaffiliated party, Jones and Buck, a Kansas partnership ("Jones and Buck"), with regard to which agreement the principal terms and conditions are as follows:

1.	Superior purchased from Jones and Buck a 90-day option to acquire Jones and Bucks’ interest in 7,320 acres of oil and gas leases covering 5,560 producing acres and 1,760 non-producing acres in Chautauqua County, Kansas. There are 38 oil wells and 15 natural gas wells situated on the producing acreage.

2.	The purchase price of the option was 100,000 shares of common stock of Superior.

3.	The exercise price of the option, should it be exercised, is $3 million cash.

Superior is advised that the producing acreage is currently grossing approximately $103,000 a month and netting approximately $83,000 a month.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR OIL AND GAS CO.

Date: January 10, 2005	By:	/s/ Daniel Lloyd
Daniel Lloyd
Chief Executive Officer

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